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                                                                  EXHIBIT 10.16

                   AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 2 (the "Amendment") dated as of December 19, 1996, is between Bank of America NT & SA (the "Bank") and Portland Brewing Company (the "Borrower").

                                   RECITALS

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of December 15, 1995, as previously amended (the "Agreement").

     B.   The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.   AMENDMENTS.  The Agreement is hereby amended as follows:

          2.1 Subparagraph 2.1 (b) of the Agreement is amended in its entirety to read as follows:

               This is a non-revolving line with a term repayment option and with a with-in line for leasehold improvements. Any amount borrowed, even if repaid before the end of the availability period, permanently reduces the remaining available line of credit.

          2.2 Paragraph 2.3 of the Agreement is amended in its entirety to read as follows:

               2.3 PURPOSE. Each advance shall be used to finance the acquisition of new equipment for use in Borrower's business and for leasehold improvements. All equipment acquired and improvements performed with the proceeds of such advances shall be free and clear of any security interest, liens, encumbrances or rights of the others except the security interests of the Bank under any security agreements required under this Agreement. Each request for an advance shall be accompanied by a copy of the purchase order or invoice for new equipment to be purchased or for improvement to be done with the proceeds of the advance. The amount of each equipment advance shall not exceed 80% of invoice cost. The amount of each leasehold improvement advance shall not exceed 55% of invoice cost.

          2.3 Subparagraph 2.5(b) of the Agreement is amended in its entirety to read as follows:

               The Borrower will repay the principal amount outstanding on the Expiration Date in 84 successive equal monthly installments starting June 1, 1997. On May 1, 2004, the Borrower will repay the remaining principal balance plus any interest then due. The Borrower will repay the principal amount outstanding under the leasehold improvement with-in line on the Expiration Date in 48 successive equal monthly installments starting June 1, 1997. On May 1, 2001, the Borrower will repay the remaining principal balance of the leasehold improvement with-in line plus any interest then due.

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          2.4    Paragraph 2.9 is hereby added to the Agreement as follows:

               2.9 LEASEHOLD IMPROVEMENTS. During the availability period, the Borrower may request leasehold improvement loans from the Bank in a total principal amount not to exceed Two Hundred Seventy One Thousand Dollars ($271,000). Each leasehold improvement loan made by the Bank will permanently reduce the amount of Facility No. 2 Commitment available under this line of credit for extensions of credit other than leasehold improvement loans.

          2.5 Subparagraph 5.1(a) of the Agreement is amended in its entirety to read as follows:

               Machinery, equipment, leasehold improvements and fixtures.

          2.6  Paragraph 7.4A is hereby added to the Agreement as follows:

               7.4A CONSENT TO REMOVAL. For any personal property collateral located on real property which is subject to a mortgage or deed of trust of which is not owned by the Borrower, a Consent to Removal from the owner of the real property and the holder of any mortgage or deed of trust.

     3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA NT & SA            PORTLAND BREWING COMPANY


x Ed Kluss                         x  Charles Adams
-----------------------            --------------------------
By:  Ed Kluss                      By:
Title: Vice President              Title:    Pres.


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